Exhibit 99.1

Ouster Announces Results for Fourth Quarter and Full Year 2025

Record revenue and gross margins, achieving 12th straight quarter of product revenue growth

Record quarterly lidar shipments of 8,100 units; 2025 shipments exceed 25,000

SAN FRANCISCO, CA – [March 2, 2026 at 4:10 PM ET] – Ouster, Inc. (Nasdaq: OUST) (“Ouster” or the “Company”), a leader in sensing and perception for Physical AI, announced today financial results for the three months and year ended December 31, 2025.

“2025 was a year of exceptional execution for Ouster. Our strong revenue growth and gross margin performance are a testament to our disciplined focus as we pioneer the technologies driving the secular shift towards Physical AI, delivering record results,” said Ouster CEO Angus Pacala. “As we look forward, the strength of our digital lidar business, combined with the acquisition of Stereolabs, positions Ouster as the foundational sensing and perception platform for Physical AI. We are uniquely equipped to accelerate customer development of solutions that sense, think, act, and learn in the physical world.”

Fourth Quarter 2025 Highlights:

•	$62 million in revenue, up 107% year over year and 57% sequentially; includes royalties of approximately $21 million, primarily one-time and related to long-term IP license contracts
•	Product revenue was $41 million, up 36% year over year and 4% sequentially
•	Shipped more than 8,100 lidar sensors for revenue
•	GAAP gross margin of 60%, up 1600bps year over year and up 1800bps sequentially
•	GAAP net income of $4 million, an improvement of $28 million year over year and up $26 million sequentially
•	Non-GAAP gross margin[1] of 62%, up 1,800bps year over year and up 1,500bps sequentially; the favorable impact of royalties was approximately 1,900bps
•	Adjusted EBITDA[1] of $11 million, up $20 million both year over year and sequentially
•	Cash, cash equivalents, restricted cash, and short-term investments of $211 million as of December 31, 2025

Full Year 2025 Highlights:

•	$169 million of revenue, up 52% compared with 2024; includes royalties for approximately $23 million, primarily one-time and related to long-term IP license contracts
•	Product revenue was $147 million, up 32% year over year
•	Shipped more than 25,000 lidar sensors for revenue
•	GAAP gross margin of 49%, up 1300bps compared with 2024
•	GAAP net loss of $60 million, an improvement of $37 million year over year
•	Non-GAAP gross margin[1] of 54%, up 1,200bps compared with 2024; the favorable impact of royalties was approximately 700bps
•	Adjusted EBITDA[1] loss of $12 million, an improvement of $29 million compared with 2024
•	Bookings of $177 million, representing a product book-to-bill of 1.2x

[1]

Adjusted EBITDA and non-GAAP gross margin are non-GAAP financial measures. See Non-GAAP Financial Measures for additional information and reconciliations of these measures to their respective most directly comparable financial measures calculated in accordance with U.S. GAAP.

Revenue

Ouster delivered fourth quarter revenue of $62 million, an increase of 107% year over year and 57% sequentially. The results include royalties of approximately $21 million that were primarily one-time and related to long-term IP license contracts. Product revenue was $41 million, up 36% year over year and 4% sequentially primarily driven by customers in the industrial and robotics verticals, for use cases in warehouse automation, robotaxi, and mapping. The Company shipped over 8,100 sensors for revenue, a new quarterly record.

Gross Margin

GAAP gross margin was 60%, compared with 44% in the fourth quarter of 2024 and 42% in the third quarter of 2025. Volume growth and operating efficiencies, along with royalties, lifted profitability year over year. Non-GAAP gross margin was 62%, compared with 44% in the fourth quarter of 2024 and 47% in the third quarter of 2025. Revenue from royalties accounted for approximately 19 points of gross margin in the fourth quarter of 2025. Non-GAAP gross margin excludes the impact of stock-based compensation expenses, and certain other items outside of ordinary operations.

First Quarter 2026 Outlook:

For the first quarter of 2026, Ouster expects to achieve $45 to $48 million in total revenue. This includes approximately 7 weeks of Stereolabs operations.

Ouster remains laser focused on maintaining its path to profitability and expects the Stereolabs acquisition to be accretive to that path. Taking into consideration Stereolabs’ 2025 results, Ouster remains confident in its long-term financial framework of annual revenue growth of 30% to 50%, GAAP gross margins of 35% to 40% and well controlled GAAP operating expense growth, which is estimated at 5-8% from its 2025 levels. This framework excludes the revenue and gross margin impact of royalties of approximately $23 million in 2025, which were primarily one time.

Upcoming Investor Events

Ouster management will participate in the following upcoming investor events:

•	Cantor Global Technology & Industrial Growth Conference – March 10
•	38th Annual ROTH Conference – March 24

Conference Call Information

Ouster will host a conference call and live webcast for analysts and investors at 5:00 p.m. ET today, March 2, 2026 to discuss its financial results and business outlook.

Interested parties may listen to a live webcast of the conference call. Registration for the webcast can be completed by visiting the following website: https://edge.media-server.com/mmc/p/yvxarmrm. The webcast will be available for replay for at least 30 days after the conference call on Ouster’s investor website at https://investors.ouster.com/.

About Ouster

Ouster (Nasdaq: OUST) is a leader in sensing and perception for Physical AI across industrial, robotics, automotive, and smart infrastructure. With a unified platform of high-performance digital lidar, cameras, AI compute, sensor fusion and perception software, and AI models, Ouster delivers solutions that improve quality of life in the physical world. Headquartered in San Francisco, CA, Ouster has a global presence serving thousands of customers with offices in the Americas, Europe, and Asia-Pacific. For more information about our products, visit www.ouster.com, contact our sales team, or connect with us on X or LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based upon current plans, estimates and expectations of management that are subject to various risks and uncertainties that could cause actual results to differ materially from such statements. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates and expectations will be achieved. Words such as “anticipate,” “expect,” “project,” “intend,” “believe,” “may,” “will,” “should,” “plan,” “could,” “continue,” “target,” “contemplate,” “estimate,” “forecast,” “guidance,” “predict,” “possible,” “potential,” “pursue,” “likely,” and the negative of these terms and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. All statements, other than statements of historical fact, including statements regarding our future financial results and financial condition, our strategy, our market positioning, development of and demand for our products, the impact of our recent acquisition of Stereolabs, and future investor conference attendance, are forward-looking statements, all constitute forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including, but not limited to, risks related to Ouster’s limited operating history and history of losses; the substantial research and development costs needed to develop and commercialize new products; Ouster’s limited sales history and the ability to maintain confidence in the Company’s long-term business prospect among customers in target markets; fluctuations in its operating results; its ability to maintain competitive average selling prices, high sales volumes and reduce product costs; competition in Ouster’s industry; the negotiating power and product standards of its customers; the adoption of its products and the growth of the lidar market generally; product quality and liability risks; Ouster’s future capital needs and ability to secure additional capital on favorable terms or at all; market acceptance of lidar and Ouster’s forecasts for market growth; Ouster’s ability to manage growth, including growing the sales and marketing organization; risks related to international operations, including international manufacturing; cancellation or postponement of contracts or unsuccessful implementations; the Company’s ability to manage its inventory; credit risk of customers; Ouster’s ability to use tax attributes; Ouster’s dependence on key third party suppliers, in particular Benchmark Electronics, Inc., Fabrinet, and other suppliers; supply chain constraints and challenges; conditions in the industries the Company targets or the global economy; Ouster’s ability to recruit and retain key personnel; its ability to complete, successfully integrate or achieve the anticipated benefits of new acquisitions or investments, including the Stereolabs acquisition; changes to trade policy, tariffs, and import/export regulations may have a material adverse effect on Ouster’s business, financial condition and results of operations; risks related to the use of AI tools by us and others; Ouster’s ability to adequately protect and enforce its intellectual property rights; legal and regulatory risks; risks related to operating as a public company; and other important factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as will be updated in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, once filed, and as may be further updated from time to time in the Company’s other filings with the SEC. Readers are urged to consider these factors carefully and in the totality of the circumstances when evaluating these forward-looking statements, and not to place undue reliance on any of them. Any such forward-looking statements represent management’s reasonable estimates and beliefs as of the date of this press release. While Ouster may elect to update such forward-looking statements at some point in the future, it disclaims any obligation to do so, other than as may be required by law, even if subsequent events cause its views to change.

In addition, see information below concerning non-GAAP financial measures.

Non-GAAP Financial Measures

In addition to its results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), Ouster believes the non-GAAP measures of Non-GAAP Gross Profit, Non-GAAP Gross Margin and Adjusted EBITDA are useful in evaluating its operating performance. Ouster calculates Non-GAAP Gross Profit as gross profit (loss) excluding amortization of acquired intangibles, certain excess and obsolete expenses (recovery), and stock-based compensation expense. Non-GAAP Gross Margin is calculated as Non-GAAP Gross Profit divided by revenues. Adjusted EBITDA is calculated as net loss excluding interest expense (income), net, other (income) expense, net, stock-based compensation expense, provision for (benefit from) income taxes, certain excess and obsolete expenses (recovery), amortization of acquired intangibles, depreciation expenses, certain litigation expenses, gain on lease termination and other items. Ouster believes that Non-GAAP Gross Profit, Non-GAAP Gross Margin, and Adjusted EBITDA may be helpful to investors because it provides consistency and comparability with past financial performance and may be helpful in comparison with other companies, some of which use similar non-GAAP information to supplement their GAAP results. Adjusted EBITDA is also used by the Board and management as a performance metric for compensation purposes. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP measures used by other companies. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures are included at the end of this press release.

OUSTER, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(unaudited)

(in thousands, except share and per share data)

	Three Months Ended December 31,	Three Months Ended September 30,	Three Months Ended December 31,	Year Ended December 31,
	2025	2025	2024	2025	2024
Revenue
Product revenue	$40,971	$39,487	$30,092	$146,578	$111,101
Royalties	21,207	38	—	22,806	—

Total revenue	62,178	39,525	30,092	169,384	111,101
Cost of revenue	24,726	22,866	16,909	85,948	70,641

Gross profit	37,452	16,659	13,183	83,436	40,460
Operating expenses:
Research and development	15,261	17,777	14,719	65,170	58,084
Sales and marketing	6,782	7,441	7,045	27,624	27,852
General and administrative	14,505	15,692	17,017	64,641	58,701

Total operating expenses	36,548	40,910	38,781	157,435	144,637

Income (loss) from operations	904	(24,251)	(25,598)	(73,999)	(104,177)
Other income (expense):
Interest income	2,746	2,414	1,795	9,485	8,846
Interest expense	—	—	—	—	(1,823)
Other income (expense), net	749	176	386	1,202	646

Total other income (expense), net	3,495	2,590	2,181	10,687	7,669

Income (loss) before income taxes	4,399	(21,661)	(23,417)	(63,312)	(96,508)
Provision for (benefit from) income tax	414	72	320	(2,935)	537

Net income (loss)	$3,985	$(21,733)	$(23,737)	$(60,377)	$(97,045)

Other comprehensive income (loss)
Changes in unrealized gain (loss) on available for sale securities	(2)	109	(180)	83	(386)
Foreign currency translation adjustments	42	(45)	(679)	478	(809)

Total comprehensive income (loss)	$4,025	$(21,669)	$(24,596)	$(59,816)	$(98,240)
Net income (loss) per common share:
Basic	$0.07	$(0.37)	$(0.48)	$(1.07)	$(2.08)

Diluted	$0.06	$(0.37)	$(0.48)	$(1.07)	$(2.08)

Weighted-average shares used in computing net income (loss) per share:
Basic	60,468,355	57,976,375	49,958,448	56,334,911	46,584,479
Diluted	64,733,573	57,976,375	49,958,448	56,334,911	46,584,479

OUSTER, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands)

	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$67,413	$45,542
Restricted cash, current	1,467	722
Short-term investments	141,172	126,480
Accounts receivable, net	27,753	17,941
Inventory	23,566	16,417
Prepaid expenses and other current assets	17,517	12,750

Total current assets	278,888	219,852
Property and equipment, net	31,891	10,164
Operating lease, right-of-use assets	13,452	14,308
Unbilled receivable, non-current portion	8,560	10,133
Intangible assets, net	13,316	17,830
Restricted cash, non-current	1,100	1,835
Other non-current assets	2,309	2,026

Total assets	$349,516	$276,148

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$19,984	$6,288
Accrued and other current liabilities	26,200	30,591
Contract liabilities, current	20,705	34,351
Operating lease liability, current portion	4,142	7,196

Total current liabilities	71,031	78,426
Operating lease liability, non-current portion	12,938	13,054
Debt	—	—
Contract liabilities, non-current portion	3,106	2,538
Other non-current liabilities	703	1,219

Total liabilities	87,778	95,237

Stockholders’ equity:
Common stock	48	47
Additional paid-in capital	1,235,580	1,094,938
Accumulated deficit	(973,448)	(913,071)
Accumulated other comprehensive (loss) income	(442)	(1,003)

Total stockholders’ equity	261,738	180,911

Total liabilities and stockholders’ equity	$349,516	$276,148

OUSTER, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in thousands)

	For the Years ended December 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(60,377)	$(97,045)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	7,781	9,836
Loss on write-off and disposal of property and equipment	113	401
Stock-based compensation	40,824	40,459
Reduction of revenue related to stock warrant issued to customer	2,623	892
Amortization of right-of-use asset	5,108	4,904
Non-cash interest income	(214)	(619)
Accretion or amortization on short-term investments	(3,239)	(5,095)
Change in fair value of warrant liabilities	(126)	(103)
(Recovery) provision for inventory write-down	(373)	2,080
Provision (recovery of) for doubtful accounts	(8)	(587)
Realized gain on sale of investments	(12)	(275)
Changes in operating assets and liabilities:
Accounts receivable	(8,017)	(1,724)
Inventory	(6,775)	4,735
Prepaid expenses and other assets	(3,569)	21,317
Accounts payable	13,202	2,476
Accrued and other liabilities	(5,865)	(28,059)
Contract liabilities	(14,299)	19,036
Operating lease liability	(6,733)	(6,323)

Net cash used in operating activities	(39,956)	(33,694)

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of property & equipment	—	668
Purchases of property and equipment	(24,893)	(3,756)
Purchase of short-term investments	(149,613)	(144,573)
Proceeds from sales and maturities of short-term investments	138,255	162,313

Net cash provided by (used in) investing activities	(36,251)	14,652

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from exercise of stock options	83	205
Proceeds from ESPP purchase	1,955	1,703
Payments received (remitted) to fund employees tax obligation for vested RSUs	410	—
Repayments of borrowings	—	(43,975)
Proceeds from the issuance of common stock under at-the-market offering, net of commissions and fees	95,583	57,806
At-the-market offering costs for the issuance of common stock	(421)	(346)

Net cash provided by financing activities	97,610	15,393

Effect of exchange rates on cash and cash equivalents	478	(886)

Net increase (decrease) in cash, cash equivalents and restricted cash	21,881	(4,535)
Cash, cash equivalents and restricted cash at beginning of year	48,099	52,634

Cash, cash equivalents and restricted cash at end of year	$69,980	$48,099

OUSTER, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(unaudited)

(in thousands)

	Three Months Ended December 31,		Three Months Ended September 30,	Year Ended December 31,
	2025	2024	2025	2025	2024
GAAP net income (loss)	$ 3,985	$(23,737)	$(21,733)	$ (60,377)	$(97,045)
Interest (income) expense, net	(2,746)	(1,795)	(2,414)	(9,485)	(7,023)
Other (income) expense, net	(749)	(386)	(176)	(1,202)	(646)
Stock-based compensation expense(1)	7,271	8,841	11,829	40,824	40,459
Provision for income tax expense (benefit)	414	320	72	(2,935)	537
Excess and obsolete expenses (recovery)	—	(1,431)	—	—	(859)
Amortization of acquired intangibles(2)	1,134	1,342	1,134	4,514	6,516
Depreciation expenses(2)	941	651	919	3,267	3,230
Litigation expenses(3)	358	6,494	652	13,037	13,647
Gain on lease termination and other items	—	—	—	(65)	(627)

Adjusted EBITDA	$10,608	$(9,701)	$ (9,716)	$ (12,421)	$(41,811)

(1)	Includes stock-based compensation expense as follows:

	Three Months Ended December 31,		Three Months Ended September 30,	Year Ended December 31,
	2025	2024	2025	2025	2024
Cost of revenue	$901	$1,140	$1,618	$5,455	$4,608
Research and development	2,829	4,181	5,583	19,020	18,260
Sales and marketing	854	1,147	1,285	4,978	5,347
General and administrative	2,687	2,373	3,343	11,371	12,244

Total stock-based compensation	$7,271	$8,841	$11,829	$40,824	$40,459

(2)	Includes depreciation and amortization expense as follows:

	Three Months Ended December 31,		Three Months Ended September 30,	Year Ended December 31,
	2025	2024	2025	2025	2024
Cost of revenue	$1,027	$915	$1,086	$3,979	$3,985
Research and development	808	626	718	2,846	2,642
Sales and marketing	163	201	177	686	948
General and administrative	77	251	72	271	2,171

Total depreciation and amortization expense	$2,075	$1,993	$2,053	$7,782	$9,746

(3)

Represents litigation costs consisting primarily of legal fees and the estimated and actual costs to resolve the outstanding litigation cases offset by the estimated amounts recoverable and recovered under insurance, indemnity and contribution agreements for such costs.

	Three Months Ended December 31,		Three Months Ended September 30,	Year Ended December 31,
	2025	2024	2025	2025	2024
Gross profit on GAAP basis	$37,452	$13,183	$16,659	$83,436	$40,460
Stock-based compensation expense	901	1,140	1,618	5,455	4,608
Amortization of acquired intangible assets	467	467	467	1,852	1,768
Excess and obsolete expenses (recovery)	—	(1,431)	—	—	(859)

Gross profit on non-GAAP basis	$38,820	$13,359	$18,744	$90,743	$45,977

Gross margin on GAAP basis	60%	44%	42%	49%	36%
Gross margin on non-GAAP basis	62%	44%	47%	54%	41%

Contacts

For Investors

investors@ouster.io

For Media

press@ouster.io

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